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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Baynon International Corporation
266 Cedar Street
Cedar Grove, New Jersey 07009

We hereby consent to the use of our report dated April 5, 1999 related to the financial statements of Baynon International Corporation as of December 31, 1998 and 1997 included in this Registration Statement on Form 10-SB.

We also consent to the reference to our firm under the caption "Changes In and Disagreements with Accountants" included in the Registration Statement.


                                             /s/ Samuel Klein
                                             --------------------------------
                                             SAMUEL KLEIN AND COMPANY


August 26, 1999